Exhibit 99.1

SeaChange International Reports Fiscal Third Quarter 2021 Financial and Operational Results; Company Sees Strong Demand from Content Owners for New ‘Video Apps’ Platform

10 New Customer Wins Secured Since August 2020, Spread Across the Company’s Offering Suite, Including Wins for Framework, Advertising Solutions and Video Apps Platform

WALTHAM, MA – December 10, 2020 – SeaChange International Inc. (NASDAQ: SEAC), a leading provider of video delivery platforms, today reported financial and operational results for the fiscal third quarter ended October 31, 2020. The Company also reported strong demand from content owners for the Company’s new ‘Video Apps’ platform, which enables content owners to quickly and seamlessly launch direct-to-consumer (DTC) TV and video applications directly through Smart TVs and connected platforms.

SeaChange’s New Video Apps Platform Addresses Burgeoning Demand from Content Owners to Deliver High-Quality TV and Video Content Directly to Consumers

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SeaChange’s Video Apps platform addresses the TV and video market’s accelerated shift in spending in response to COVID-19 changes in consumer behavior. The global pandemic forced many service providers to invest heavily in technology infrastructure and reduce or eliminate investment in video platforms. Content owners, particularly independent content owners, are now accelerating their content distribution strategies and investments to deliver high-quality content directly to consumers.

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SeaChange’s Video Apps allow content owners to quickly launch over-the-top (OTT) TV apps to meet the global demand from consumers looking to stream high-quality video content directly through Smart TVs and connected platforms such as Roku, Amazon Fire TV, Chromecast and Apple TV among others.

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Independent content owners are focused on advertising to monetize direct-to-consumer TV applications. SeaChange’s Video Apps leverages the Company’s proprietary Ad Insertion module to automatically source ad buyers, define ad placements, and programmatically fill advertising slots in real-time. With SeaChange’s Ad Insertion module and rich data analytics, content owners are provided with greater insights into their audiences and generate higher advertising revenue right away.

•	Revenue-share model allows SeaChange to meaningfully participate in the growing OTT market ad spend, which is expected to exceed $14 billion globally by 2023, according to industry analysts.
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Strong customer demand and robust pipeline for Video Apps. Since the launch of the platform in November 2020, SeaChange has secured four (4) wins and is actively engaged in discussions with approximately fifty (50) content owners, who are in varying stages of the sales cycle.

Third Quarter Fiscal 2021 and Recent Operational Highlights

•	Launched ‘Video Apps’ and established a robust sales pipeline with active discussions with approximately 50 content owners in the first month since the launch of the platform.
•	Secured the most meaningful win in Company history with one of the largest mobile network operators in the world for SeaChange’s Advertising Solutions. The aggregate potential revenue opportunity over the next three years is approximately $100 million based on the customer’s annual unsold ad inventory and the revenue share SeaChange would receive to monetize it.
•	Secured six (6) new customer wins in the third quarter, including:
o	‘Framework’ Video Platform wins;
o	Framework Video Platform with Video Apps wins; and
o	Advertising Solutions (formerly ‘Unsold’) win.
•	Secured four (4) new customer wins in the fourth quarter ending January 31, 2021, including:
o	Advertising Solutions wins; and
o	Framework Video Platform with Video Apps win.
•	Since SeaChange launched the Framework platform in March 2019, the Company has secured 39 wins worth an aggregate total contract value of approximately $63 million.
•	Ongoing cost-optimization measures produced an 8% sequential decrease and 45% year-over-year decrease in operating expenses in the fiscal third quarter of 2021.

Management Commentary

“The dramatic shift in service provider spending since the onset of the pandemic has impacted the near-term demand for our Framework video delivery platform, but we’ve adapted,” said SeaChange CEO Yossi Aloni. “In recent months we’ve pivoted to addressing the immediate needs of content owners who are looking to develop an effective over-the-top, direct-to-consumer strategy to stay competitive, monetize content, and build deeper levels of engagement between audience and brand. Historically, for content owners to directly launch a DTC TV service, the process was overly complex, costly and involved disparate technologies. With SeaChange’s Video Apps platform, providers can now quickly and seamlessly operate their own streaming service while maintaining a direct relationship with the consumer. Not only does this new approach enhance content owner margins, but it also creates greater long-term business value by enabling full control over the service, data and customer relationship.

“Looking ahead, SeaChange is well positioned to enable the industry’s ongoing direct-to-consumer movement. Video Apps is providing content owners with the platform to capitalize on the exploding demand in high-quality streaming content and the growing advertising OTT ad spend. Over the next five years, we expect thousands of direct-to-consumer TV Apps will be launched with a need for a built-in ad monetization strategy. Similar to how Wix democratized websites for small to medium businesses, SeaChange’s Video Apps platform will look to play a major role in powering and capitalizing on the direct-to-consumer TV apps revolution.”

Third Quarter Fiscal 2021 Financial Results

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Total revenue was $5.0 million compared to $5.0 million in the prior quarter, and $20.5 million in the same period last year. Product revenue was $1.0 million (or 21% of total revenue) compared to $1.1 million (or 21% of total revenue) in the prior quarter, and $13.5 million (or 66% of revenue) in the same period last year. Service revenue was $3.9 million (or 79% of total revenue) compared to

$3.9 million (or 79% of total revenue) in the prior quarter, and $7.0 million (or 34% of total revenue) in the same period last year.
•	Revenue backlog at quarter end was $21.9 million compared to $20.9 million in the prior quarter, and $22.2 million at the end of the third quarter of fiscal 2020.
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Gross profit was $2.8 million (or 56% of total revenue) compared to $1.8 million (or 36% of total revenue) in the prior quarter, and $15.7 million (or 76% of total revenue) in the same period last year.

•	Total operating expenses were $7.3 million compared to $8.0 million in the previous quarter, and $13.4 million in the same period last year.
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GAAP loss from operations totaled $4.6 million compared to a GAAP loss from operations of $6.2 million in the prior quarter, and GAAP income from operations of $2.3 million in the same period last year.

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Non-GAAP loss from operations totaled $3.8 million, or $(0.10) per basic share, compared to a Non-GAAP loss from operations of $5.1 million, or $(0.14) per basic share in the previous quarter, and non-GAAP income from operations of $5.2 million, or $0.14 per fully diluted share, in the same period last year.

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GAAP net loss totaled $5.1 million, or $(0.14) per basic share, compared to a GAAP net loss of $5.8 million, or $(0.15) per basic share in the prior quarter, and a net income of $2.1 million, or $0.06 per fully diluted share, in the same period last year.

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Cash, cash equivalents, and marketable securities totaled $6.2 million at quarter-end. Management expects the Company’s cash position at fiscal year-end to be at least $8.5 million. Management currently believes the Company’s liquidity position, resources and recently implemented cost-reduction measures will enable the Company to execute its growth strategy.

Conference Call

SeaChange will host a conference call today (December 10, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

SeaChange management will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-8037

International number: 201-689-8037

Meeting Number: 13713901

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of SeaChange’s website. To accompany the call, SeaChange will make available a supplemental slide deck and management’s prepared remarks, both of which will be posted in the investors section of SeaChange’s website prior to the call.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) powers hundreds of cloud and on-premises platforms with live TV and video on demand (VOD) for more than 50 million subscribers worldwide. SeaChange's end-to-end solution, the Framework, enables operators and content owners to cost-effectively launch a direct-to-consumer video service. This includes back-office, media asset management, ad management, analytics and a client application for set-top boxes (STB), Smart-TVs and mobile devices. Framework is available as a product or managed service, and can be deployed on-premises, in the cloud or as a hybrid. For more information, please visit www.seachange.com.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.  Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the expected growth of the OTT market; the outcome of the Company’s active dicussions with approximately 50 content owners; the Company’s aggregate potential revenue over the next three years as a result of its contract win with one of the largest mobile network providers; the aggregate total contract value to be realized from the Company’s wins for its Framework platform; the Company’s position to enable the industry’s ongoing direct-to-consumer movement; the Company’s expectation that over the next five years, thousands of direct-to-consumer TV apps will be launched with a need for a built-in ad monetization strategy and the role the Company’s Video Apps platform could play in powering and capitalizing on the direct-to-consumer TV apps revolution; the Company’s ability to execute its growth strategy, in light of its liquidity position, resources and recently implemented cost-reduction measures, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; a lower than anticipated demand for direct-to-consumer TV; the entrance of competitors into the ad insertion space; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and OTT markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses, including the potential impact on these losses resulting from the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the impact of changes in the market on the value of our investments; changes in the regulatory environment; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover
Gateway Investor Relations
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	October 31, 2020	January 31, 2020
Assets
Cash and cash equivalents	$5,124	$9,297
Marketable securities	1,034	4,617
Accounts and other receivables, net	5,259	12,127
Unbilled receivables	19,036	23,310
Prepaid expenses and other current assets	4,755	5,112
Property and equipment, net	641	554
Goodwill and intangible assets, net	11,777	12,075
Other assets	5,987	5,798
Total assets	$53,613	$72,890
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$11,692	$16,341
Deferred revenue	3,823	6,181
Deferred tax liabilities and income taxes payable	574	436
Promissory note	2,413	—
Total liabilities	18,502	22,958
Total stockholders' equity	35,111	49,932
Total liabilities and stockholders' equity	$53,613	$72,890

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue:
Product	$1,048	$13,524	$5,212	$26,671
Service	3,918	7,020	11,664	21,170
Total revenue	4,966	20,544	16,876	47,841
Cost of revenue:
Product	435	466	2,803	4,414
Service	1,755	4,386	6,974	13,939
Total cost of revenue	2,190	4,852	9,777	18,353
Gross profit	2,776	15,692	7,099	29,488
Operating expenses:
Research and development	3,024	4,033	10,550	12,060
Selling and marketing	1,636	3,859	5,490	9,674
General and administrative	2,636	3,265	7,057	11,664
Severance and restructuring costs	53	2,282	1,082	3,152
Total operating expenses	7,349	13,439	24,179	36,550
(Loss) income from operations	(4,573)	2,253	(17,080)	(7,062)
Other expense, net	(499)	(161)	(334)	(2,030)
(Loss) income before income taxes	(5,072)	2,092	(17,414)	(9,092)
Income tax provision (benefit)	45	(53)	(21)	(214)
Net (loss) income	$(5,117)	$2,145	$(17,393)	$(8,878)
Net (loss) income per share, basic	$(0.14)	$0.06	$(0.46)	$(0.24)
Net (loss) income per share, diluted	$(0.14)	$0.06	$(0.46)	$(0.24)
Weighted average common shares outstanding, basic	37,556	36,751	37,436	36,606
Weighted average common shares outstanding, diluted	37,556	37,752	37,436	36,606

Comprehensive loss:
Net (loss) income	$(5,117)	$2,145	$(17,393)	$(8,878)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(143)	59	1,498	1,399
Unrealized (losses) gains on marketable securities	(33)	31	(37)	91
Total other comprehensive (loss) income	(176)	90	1,461	1,490
Comprehensive (loss) income	$(5,293)	$2,235	$(15,932)	$(7,388)

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Nine Months Ended October 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(17,393)	$(8,878)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,105	1,622
(Recovery of) provision for bad debts	(216)	480
Stock-based compensation expense	1,054	554
Deferred income taxes	246	(203)
Realized and unrealized foreign currency transaction loss	1,498	1,399
Other	(26)	97
Changes in operating assets and liabilities:
Accounts receivable	7,084	5,456
Unbilled receivables	4,274	(11,215)
Inventory	—	720
Prepaid expenses and other current assets and other assets	539	469
Accounts payable	(1,242)	(1,079)
Accrued expenses and other liabilities	(3,886)	535
Deferred revenue	(2,358)	(2,977)
Net cash used in operating activities	(9,321)	(13,020)
Cash flows from investing activities:
Purchases of property and equipment	(311)	(252)
Cash paid for acquisitions, net	—	(3,838)
Purchases of marketable securities	—	(852)
Proceeds from sales and maturities of marketable securities	3,576	3,343
Net cash provided by (used in) investing activities	3,265	(1,599)
Cash flows from financing activities:
Proceeds from issuance of common stock	137	66
Repurchases of common stock	(80)	(142)
Proceeds from Paycheck Protection Program	2,413	—
Net cash provided by (used in) financing activities	2,470	(76)
Effect of exchange rate on cash and cash equivalents	(587)	265
Net decrease in cash, cash equivalents and restricted cash	(4,173)	(14,430)
Cash, cash equivalents and restricted cash at beginning of period	9,297	20,317
Cash, cash equivalents and restricted cash at end of period	$5,124	$5,887
Supplemental disclosure of cash flow information
Income taxes paid	$196	$454
Non-cash activities:
Purchases of property and equipment included in accounts payable	$—	$—
Right-of-use assets obtained in exchange for lease obligations	$987	$2,952
Fair value of common stock issued in acquisition	$—	$874

Non-GAAP Measures

We define non-GAAP income (loss) from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, non-operating expense professional fees, severance and other restructuring costs, loss on impairment of goodwill and long-lived assets, other expense, net, and income tax (benefit) provision. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP (loss) income from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP (loss) income from operations for the three and nine months ended October 31, 2020.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2020	2019	2020	2019
	(Amounts in thousands)		(Amounts in thousands)
GAAP net (loss) income	$(5,117)	$2,145	$(17,393)	$(8,878)
Other expense, net	499	161	334	2,030
Income tax provision (benefit)	45	(53)	(21)	(214)
GAAP (loss) income from operations	$(4,573)	$2,253	$(17,080)	$(7,062)
Amortization of intangible assets	308	295	891	893
Stock-based compensation	437	357	1,054	554
Professional fees - other	—	—	—	1,180
Severance and other restructuring costs	53	2,282	1,082	3,152
Non-GAAP (loss) income from operations	$(3,775)	$5,187	$(14,053)	$(1,283)

Net loss per share per non-GAAP (loss) income from operations, basic	(0.10)	0.14	(0.38)	(0.04)
Net loss per share per non-GAAP (loss) income from operations, diluted	(0.10)	0.14	(0.38)	(0.04)
Weighted average common shares outstanding, basic	37,556	36,751	37,436	36,606
Weighted average common shares outstanding, diluted	37,556	37,752	37,436	36,606

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
	(Amounts in thousands)		(Amounts in thousands)
Product revenue:
Framework	$—	$13,127	$1,333	$21,371
OVP and other	994	856	2,406	3,314
Hardware	54	(459)	1,473	1,986
Total product revenue	1,048	13,524	5,212	26,671
Service revenue:
Maintenance and support	2,419	5,812	7,632	16,048
Framework and support services	1,011	623	2,920	734
Professional services and other	488	585	1,112	4,388
Total service revenue	3,918	7,020	11,664	21,170
Total revenue	$4,966	$20,544	$16,876	$47,841